EXHIBIT 99.2

                                 PROXYMED, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                            PROXYMED, INC. CLINICAL MICRO-   HAYES COMPUTER     US HEALTHDATA
                                (A)        SYSTEMS, INC.(B)  SYSTEMS, INC.(C) INTERCHANGE, INC.(D)       TOTAL
                            -------------- ----------------  ---------------- --------------------  -------------
Net sales                   $    3,054,151        1,758,645         7,367,633            1,392,600     13,573,029
                            -------------- ----------------  ---------------- --------------------  -------------
Costs and expenses:
  Cost of sales                  1,327,423          433,183         4,846,853              155,600      6,763,059
  Selling, general and admin-
    istrative expenses           6,032,021        1,031,460         2,576,801            4,865,100     14,505,382
                            -------------- ----------------  ---------------- --------------------  -------------
                                 7,359,444        1,464,643         7,423,654            5,020,700     21,268,441
                            -------------- ----------------  ---------------- --------------------  -------------
    Operating income (loss)     (4,305,293)         294,002           (56,021)          (3,628,100)    (7,695,412)

Other income (expense):
  Gain on sale of assets         1,014,989                0                 0              (56,400)       958,589
  Interest, net                    436,569           (5,240)         (128,779)                   0        302,550
                            -------------- ----------------  ---------------- --------------------  -------------

    Income (loss) before
      income tax benefit        (2,853,735)         288,762          (184,800)          (3,684,500)    (6,434,273)
Income tax benefit                       0                0            99,704                    0         99,704
                            -------------- ----------------  ---------------- --------------------  -------------
    Net income (loss)           (2,853,735)         288,762           (85,096)          (3,684,500)    (6,334,569)

Dividends on cumulative
  preferred stock                   95,803                0                 0                    0         95,803
                            -------------- ----------------  ---------------- --------------------  -------------

    Net income (loss)
      applicable to common
      shareholders             ($2,949,538)         288,762           (85,096)          (3,684,500)    (6,430,372)
                            ============== ================  ================ ====================  =============
Weighted average common
  shares outstanding             7,660,383
                            ==============

Net income (loss) per share
  of common stock                   ($0.39)
                            ==============
                            PRO FORMA ADJUSTMENTS
                            ---------------------              PRO FORMA
                              #         DR. (CR.)              COMBINED
                            ---------------------           --------------
Net sales                                                   $   13,573,029
                                                            --------------
Costs and expenses:
  Cost of sales                                                  6,763,059
  Selling, general and
    administrative expenses (1)           49,884                14,549,930
                            (3)          (41,616)
                            (5)          161,280
                            (6)         (125,000)
                                                            --------------
                                                                21,312,989
                                                            --------------
    Operating income (loss)                                     (7,739,960)

Other income (expense):
  Gain on sale of assets                                           958,589
  Interest, net             (2)          170,000                   132,480
                                                            --------------
    Income (loss) before
      income tax benefit                                        (6,648,891)
Income tax benefit          (4)           99,704                         0
                                                            --------------
     Net income (loss)                                          (6,648,891)

Dividends on cumulative
  preferred stock                                                   95,803
                                                            --------------
    Net income (loss)
      applicable to common
      shareholders                                              (6,744,694)
                                                            ==============
Weighted average common
  shares outstanding                                             8,424,384 (e)
                                                            ==============
Net income (loss) per share
  of common stock                                                   ($0.80)
                                                            ==============

(1) To record amortization of goodwill for 1996 related to the acquisition of Clinical MicroSystems, Inc.

(2) To record interest expense for 1996 on debt issued for the acquisition of Clinical MicroSystems, Inc.

(3) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of Hayes Computer Systems, Inc.

(4) To eliminate income tax benefit of Hayes Computer Systems, Inc. due to ProxyMed's net operating loss carryforwards.

(5) To record amortization of goodwill for 1996 related to the acquisition of US HealthData Interchange, Inc.

(6) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of US HealthData Interchange, Inc.

(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 1996.

(b) This column is derived from the audited financial statements of Clinical MicroSystems, Inc. for the year ended December 31, 1996. The acquisition of Clinical MicroSystems, Inc. was reported under Form 8-K dated March 14,1997.

(c) This column is derived from the unaudited financial statements of Hayes Computer Systems, Inc. for the 12 months ended December 31, 1996, after considering the effects of adjustments made in the preparation of the audited financial statements for the 10 months ended January 31, 1997. The acquisition of Hayes Computer Systems, Inc. was reported under Form 8-K dated April 30, 1997.

(d) This column is derived from the audited financial statements of US HealthData Interchange, Inc. for the year ended March 31, 1997.

(e) Pro Forma weighted average shares includes 125,786 and 388,215 shares issued in the acquisitions of Clinical MicroSystems, Inc. and Hayes Computer Systems, Inc., respectively, as if they were outstanding since the beginning of the year, plus an additional 250,000 shares sold to Bellingham Industries, Inc. in a private placement on November 19, 1997.

Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-offs of purchased in-process research and development costs which are directly attributable to the acquisitions of Clinical MicroSystems, Inc. and Hayes Computer Systems, Inc. Such write-offs, in the amount of $8,632,654, were charged to the operations of ProxyMed, Inc. in the six month period ended June 30, 1997. The income tax benefit resulting from these write-offs is estimated to be approximately $3,237,000. Based on the weight of available evidence, a valuation allowance in the amount of $3,237,000 has been recorded concurrently.